UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2001

Genetronics Biomedical Corporation

(Exact name of registrant as specified in charter)

Delaware	0-29608	33-0969592

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11199 Sorrento Valley Road, San Diego California	92121-1334

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (858) 597-6006

Genetronics Biomedical Ltd.

(Former name or former address, if changed since last report)

Item 5. Other Events.

On June 15, 2001, Genetronics Biomedical Ltd. completed a change in its jurisdiction of incorporation from British Columbia, Canada to Delaware. This change was accomplished through a domestication of Genetronics Biomedical Ltd. into Genetronics Biomedical Corporation, a Delaware corporation, pursuant to the corporate laws of both British Columbia and Delaware. The domestication will not result in any change in Genetronics’ business or assets, liabilities, net worth and management, nor will the continuation impair any creditors’ rights. The domestication is not, in itself, a corporate reorganization, amalgamation or merger. Exhibit 99 is a press release issued to announce the completion of this domestication.

Item 7. Financial Statements and Exhibits.

Exhibit
No.	Description

99	Press release issued June 18, 2001

Item 8. Change in Fiscal Year.

      Effective June 18, 2001, Genetronics Biomedical Corporation changed its fiscal year end to December 31. The Form 10-K for fiscal year 2001 shall cover the period from April 1, 2001 to December 31, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genetronics Biomedical Corporation

Date: June 18, 2001	By:	/s/ Mervyn McCulloch

Mervyn McCulloch, Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99	Press release dated June 18, 2001

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